SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934




Date of Report (Date of earliest event reported)... October 27, 1994



...................... FRANKLIN RESOURCES, INC. ..................
     (Exact name of registrant as specified in its charter)



.... DELAWARE .................. 1-9318 .......... 13-2670991 ....
(State or other jurisdiction    (Commission      (IRS Employer
 of incorporation)               File Number)  Identification No.)



777 MARINERS ISLAND BLVD., SAN MATEO, CALIFORNIA .. 94404 ........
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code..(415) 312-3000



..................................................................
  (Former name or former address, if changed since last report)

Item 5      Other Events

Registrant is filing this Form 8-K in order to file a current earnings press release. By this filing, Registrant is not establishing the practice of filing all earnings press releases in the future and may discontinue such filings at any time.

Item 7.Financial Statements and Exhibits

(c)Exhibits

Exhibit "A" - Press Release issued on October 27, 1994 by
Franklin Resources, Inc.
                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           FRANKLIN RESOURCES, INC.
                           (Registrant)


                           /s/ Leslie M. Kratter
Date: October 31, 1994
........................................
                           Leslie M. Kratter, Vice President

                                Exhibit A




FROM:      Franklin Resources, Inc.
           Tel:      (415) 312-4701
           Contact:  Virginia Marans

           Howard J. Rubenstein Associates, Inc.
           Public Relations - Tel:  (212) 489-6900
           Contact:  David Sternstein
- ----------------------------------------------------------------
FOR IMMEDIATE RELEASE


    FRANKLIN  RESOURCES POSTS FOURTH QUARTER AND  ANNUAL  RESULTS

SAN  MATEO,  CA,  October  27, 1994 -- Franklin  Resources,  Inc.

(NYSE:BEN)  today  reported earnings for the fourth  quarter  and fiscal year ended September 30, 1994.

      Charles  B. Johnson, president of the diversified financial services  company, said net income for the quarter  increased  to

$63.7  million from $53.7 million, or to $0.76 per fully  diluted share  from  $0.62  a  year ago, a per  share  increase  of  22.6 percent.  Operating revenues for the period increased  to  $209.9 million  from  $186.3  million,  an  increase  of  12.7  percent.

Average  shares  outstanding  for  the  quarter  were  83,500,000 compared to 84,200,000 a year ago

      Net  income for the fiscal year increased to $251.3 million from  $175.5  million, or to $3.00 per fully diluted  share  from

$2.10 per share in the same year-earlier period, a per share



                            - more -

Franklin Earnings/Page 2
October 27, 1994


increase of 42.9 percent. Operating revenues were $826.9 million,

compared  to  $640.7  million. Assets  under  management  by  the company's  subsidiaries rose to more than $118 billion from  $107 billion this time last year.

      Franklin  Resources'  main business  is  the  $118  billion

Franklin  Templeton Group.  The Company has its  headquarters  at

777 Mariners Island Blvd., San Mateo, CA, 94404.

                              # # #

FRANKLIN RESOURCES, INC.
Consolidated Income Statements
Unaudited (dollar amounts in thousands, except per share data)

                      For the Three Months  For the Twelve Months
                      Ended September 30,    Ended September 30,
                        1994        1993      1994        1993

Operating revenues:

Investment management
fees                  $172,829    $138,616   $647,675   $489,735
Underwriting
commissions, net        12,348      27,566     96,570     87,119
Transfer, trust
& related fees          15,225      15,218     54,613     45,089
Banking/Finance, real
estate & other           9,474       4,921     28,013     18,801
                      --------    --------   --------   --------

Total operating
revenues               209,876     186,321    826,871    640,744
                      --------    --------   --------   --------

Operating expenses:

General &
administrative          95,317      69,045    360,548    277,413
Selling expenses        18,556      16,767     69,073     52,119
Amortization of
goodwill                 4,599       5,037     18,311     16,988
Banking/Finance Group
interest expense         2,193       2,345      9,356      9,356
                       -------    --------   --------   --------

Total operating
expenses               120,665      93,194    457,288    355,876
                       -------    --------   --------   --------

Operating income        89,211      93,127    369,583    284,868
                       -------    --------   --------   --------

Other income (expenses):

Investment and other
income                   5,997        (377)    22,703     18,290
Interest expense        (7,919)     (7,723)   (29,765)   (28,760)
                       -------    --------   --------   --------

Other income
(expenses), net         (1,922)     (8,100)    (7,062)   (10,470)
                       -------    --------   --------   --------

Income before taxes
on income               87,289      85,027    362,521    274,398
Taxes on income         23,606      31,300    111,213     98,876
                       -------    --------   --------   --------

Net income             $63,683     $53,727   $251,308   $175,522
                       =======    ========   ========   ========


Earnings per share:
      Primary             $.76        $.64      $3.00      $2.12
                       =======    ========   ========   ========

      Fully diluted       $.76        $.62      $3.00      $2.10
                       =======    ========   ========   ========

      Dividends per share $.08        $.07       $.32       $.28
                       =======    ========   ========   ========

Weighted Average
Primary Shares
Outstanding         83,500,000  83,400,000 83,900,000 82,900,000


Weighted Average
Fully Diluted
Shares Outstanding  83,500,000  84,200,000 83,900,000 83,700,000



Net Assets Under Management
(in millions)

Period ended September 30,                 1994              1993

Franklin/Templeton Group of Funds        $105,623        $100,506
Franklin/Templeton Institutional Assets    12,549           6,984
                                         --------        --------

Total Franklin/Templeton Group           $118,172        $107,490
                                         ========        ========